Exhibit 21

                         KANEB PIPE LINE PARTNERS, L.P.
                                 SUBSIDIARY LIST



KANEB PIPE LINE PARTNERS, L.P.
    Kaneb Pipe Line Operating Partnership, L.P.
        Support Terminal Operating Partnership, L.P.
           ST Services Ltd
               ST Eastham  Ltd.
           ST Linden Terminal, LLC
           ST/Center Chillicothe Terminal LLC
        Support Terminal Services, Inc.
           StanTrans, Inc.
               StanTrans Holding, Inc.
               StanTrans Partners, L.P.
        Shore Terminals LLC